Exhibit 16.1

February 15, 2011

Office of the Chief Accountant
Securities and Exchange Commission
100  F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated February 15, 2011 of TEC Technology, Inc. (the "Company", formerly Highland Ridge, Inc.) to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our Firm.

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP
Houston, Texas